Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.2 to the Registration Statement on Form F-1 of Rise Smart Group Holdings Limited of our report dated May 13, 2024, relating to the consolidated financial statements of Rise Smart Group Holdings Limited and Subsidiaries as of and for the years ended December 31, 2023 and 2022, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

June 26, 2024